Exhibit 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-83400 of Galyan’s Trading Company, Inc. on Form S-8 of our report dated June 21, 2004, appearing in the Annual Report on Form 11-K of Galyan’s Trading Company Savings and Retirement Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP Indianapolis, Indiana June 23, 2004